Exhibit 99(e)


                              CONSULTING AGREEMENT


     CONSULTING AGREEMENT ("Agreement") made as of the 27th day of February, 1998, between Bacou USA Safety, Inc., a Delaware corporation, (the "Company") and Howard S. Leight, an individual residing at 6000 Cavalleri Road, Malibu, California 90265 ("Consultant"). As used in this Agreement, capitalized terms not otherwise defined shall have the same meaning herein as provided in the Asset Purchase Agreement (defined below).

                                   W I T N E S S E T H:

     WHEREAS, the Company is a wholly-owned subsidiary of Bacou USA, Inc. ("Bacou"); and

     WHEREAS, pursuant to an Asset Purchase Agreement dated as of December 31, 1997 ("Asset Purchase Agreement") with Howard S. Leight & Associates, Inc., a California corporation ("Seller"), Company has purchased substantially all of the assets and business of the Seller (the "Acquisition"); and

     WHEREAS, Consultant is the founder, Chairman and principal stockholder of the Seller; and

     WHEREAS, the Seller was in the business of developing, manufacturing and selling hearing protection devices ("Business") and the Company, by virtue of the Acquisition, is now engaged in the Business; and

     WHEREAS, Consultant is experienced and knowledgeable in the process of the development, manufacture and marketing of hearing protection devices (the "Consulting Field"); and

     WHEREAS, Consultant desires to consult with the Company and it is a condition to the Closing of the Acquisition that Consultant enter into this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

     1. ENGAGEMENT. Upon the terms and conditions contained in this Agreement, the Company hereby retains Consultant, and Consultant hereby accepts the engagement, and agrees to perform Consulting Services (as defined below) for the Company in the Consulting Field.

     2. CONSULTING SERVICES; DIRECTOR NOMINATION. (a) During the term of this Agreement, as defined in section 5 below (the "Term"), at the request of the Company, Consultant shall give to the Company the benefit of Consultant's skill and advice in the Consulting Field as the Consultant may offer to the Company or as the Company may from time to time reasonably request which services may be rendered over the telephone and the Consultant shall annually attend and assist the Company in its marketing efforts for the duration of each of the National Safety Congress, the National Hygiene Congress and one major international trade show designated by the Company (the "Consulting Services").

     (b) Each year during the Term of this Agreement, the Directors of Bacou then serving on the nominating committee shall nominate the Consultant to serve as a member of Bacou's Board of Directors.

     (c) For so long as Consultant is providing Consulting Services under this Agreement he may utilize his existing offices at Seller's San Diego facility.

     3. CONSULTING FEES; BACOU OPTIONS. (a) Consultant's fees for all Consulting Services rendered under this Agreement during the Term shall be paid at the annual rate of $200,000, payable in equal monthly installments of $16,667 in arrears.

     (b) In addition, Company shall make contingent payments to Consultant in accordance with the following provisions:

               (i) Within sixty (60) days following the end of each calendar quarter, Company shall pay to Consultant in cash an amount equal to four percent (4%) of the Net Sales (as defined below) of any New Product (as defined below) with respect to such calendar quarter (a "Royalty Payment"), provided that no Royalty Payments shall become due hereunder for any New Product until the cumulative Net Sales of such New Product shall exceed $3,000,000, whereupon all accrued and unpaid Royalty Payments from the date of first sale for such New Product shall become due and payable. Royalty Payments with respect to each New Product shall continue until the expiration of the US patent relating to such New Product;

               (ii) As used in this Agreement, the following terms shall have the meanings set forth below:

                    (A) "Net Sales" shall mean the gross invoice amount received from customers for any New Product sold by the Company and its affiliates throughout the world, less cash and quantity discounts and allowances, taxes, freight charges and returns as calculated by the Company's accounting personnel.

                    (B) "New  Product"  shall  mean each and every new
               product relating to the Business developed and marketed by the Company,

                         (x) which is  patented  by the Company or for
                    which a patent application is submitted in good faith, or

                         (y) for which a patent  could be obtained but
                    which the Company determined not to file in order to protect its trade secret,

     and is either principally derived from ideas conveyed by Consultant to the Company during the Term of the development of which was initiated principally by Consultant during the Term; PROVIDED, HOWEVER, that the product "Multi-Max Dual Earplug (patent pending)", shall be deemed a New Product for purposes of this
Section 3.

               (iii) As soon as may be practicable after the last day of each calendar quarter, but not later than sixty (60) days following the end of such calendar quarter, Company will deliver to Consultant a statement setting forth in reasonable detail its calculation of the Net Sales of the New Products for such calendar quarter, and the amount of any Royalty Payment to be paid to Consultant. If within thirty (30) days after the delivery of such statement Consultant has not given written notice to Company disputing such statement and indicating the basis of such dispute, that statement shall be deemed correct for all purposes. In the event Consultant gives Company such notice of dispute within such thirty (30) day period, Consultant and Company shall use their best efforts to settle the dispute within thirty (30) days after the giving of such notice.

               (iv) Consultant shall have the right on a quarterly basis and at his expense to have his accounting representative audit the cost calculation of Royalty Payments. If the result of such audit reveals more than a five percent (5%) underpayment of Royalty Payments from any quarterly period, the Company shall reimburse the Consultant for the cost of such audit as well as pay consultant any deficiency which is owed.

     (c) Effective upon the Closing Date, immediately following the due execution of this Agreement, Bacou shall grant to Consultant the option to purchase an aggregate of 50,000 shares of the common stock, $.001 par value, of Bacou at a price of $17.00 per share. The option shall commence on the date of this Agreement and shall continue for 10 years from the date of this Agreement, unless earlier terminated by Consultant. Consultant shall execute and agrees to be bound by the terms set forth in Bacou's standard form of Stock Option Agreement, a copy of which is attached hereto.

     4. EXPENSES. The Company shall arrange and pay for all reasonable travel and other expenses (including first-class airfare for national and international travel) incurred by Consultant at the Company's request in connection with his attendance at the trade shows (described in Section 2) at the Company's request upon presentation of expense statements, vouchers, and other supporting documentation in such form and containing such information as the Company may from time to time request.

     5. TERM. The term of Consultant's engagement to perform Consulting Services (the "Term") shall commence on the date of this Agreement, and shall continue for a period of five years, unless extended by mutual agreement by the parties hereto. Royalty Payments payable pursuant to Section 3(b) shall not terminate as a result of the expiration of the term of this Agreement.

     6. INDEPENDENT CONTRACTOR. In the performance of the Consulting Services, Consultant shall be deemed to be, and shall be, an independent contractor, and not a joint venturer, partner, employee or agent with or of the Company. Without limiting the generality of the foregoing, neither the Company nor Consultant shall have the power to bind the other, contractually or otherwise; Consultant shall be entitled only to the compensation and reimbursement set forth in sections 3 and 4 of this Agreement and not to any other so-called "fringe benefits" and Consultant shall be solely responsible for any and all state and federal taxes, withholding, FICA, FUTA, worker's compensation, or other payments due in respect of the compensation paid to Consultant by the Company.

     7. ASSIGNMENT. This Agreement shall bind and inure to the benefit of only Consultant, the Company and the Company's successors and assigns, and the Consultant's legal representatives, estate or intestate distributees. The
Company may assign its rights and obligations under this Agreement, in the Company's sole discretion, by giving Consultant written notice of such assignment. Consultant may not assign any of Consultant's rights or delegate any of Consultant's obligations under this Agreement without the express prior written consent of the Company.

     8. CONFIDENTIAL INFORMATION.

     (a) Consultant shall, both prior to and after termination of this Agreement, maintain in confidence and not use the Proprietary Information relating to the Business, as defined below. Maintaining the Proprietary Information in confidence shall include refraining from disclosing Proprietary Information to any third party, and refraining from using the Proprietary Information for the account of Consultant or of any other person or business entity. Consultant agrees not to make any copies of the Proprietary Information and promptly upon request, whether during or after the Term, to return to the Company any and all documentary, machine-readable or other tangible elements or evidence of the Proprietary Information and any copies of the same that may be in Consultant's possession or under Consultant's control.

     (b) "Proprietary Information" includes any writing, drawing, logo, computer program, computer database, manual, trade name, trademark, service mark or other material registered or otherwise protected or protectable under state, federal, or foreign patent, trademark, copyright, or similar laws; any trade or business secrets of the Company or its affiliates and any technical or business materials that are treated by the Company or its affiliates as confidential or proprietary, including, but not limited to, information concerning: customer lists, salaries and fees paid by the Company or its affiliates, general business operations, research and development, ideas, discoveries, inventions and improvements, manufacturing processes, costs, profits, sales, marketing strategies, distribution procedures and agreements, methods of doing business, servicing clients, customer relations, and of costing and making charge for services and products, business forms developed by or for the Company or its affiliates, form and content of bids, proposals and contracts, the Company's internal reporting methods, technical and Company data, documentation and drawings, all whether in writing, oral or machine-readable form, software programs and databases, however embodied, diagnostic techniques, and information obtained by or given to the Company or its affiliates about or belonging to its customers, potential customers or others.

     9. RIGHTS TO INVENTIONS.

     (a) Consultant agrees to disclose to the Company all works, ideas and inventions relating to the Business, whether or not subject to patent or copyright protection, made, conceived or actually or constructively reduced to practice by Consultant during the Term or prior thereto, whether solely or jointly with others, or which refer to or are suggested by or grow out of Consultant's performance of the Consulting Services or from any information obtained by Consultant in discussions and meetings with employees of the Company or any of its affiliates.

     (b) Consultant further hereby assigns and agrees to assign said works, ideas and inventions to the Company relating to the Business and shall, at the Company's expense, assist the Company in every possible way to protect such ideas and inventions, including but not limited to signing patent and/or copyright applications, oaths and assignments in favor of the Company relating to such works, ideas and inventions both in the United States and in any and all foreign countries.

     (c) Consultant agrees that all contractual rights, works, ideas, inventions, documents and data developed in connection with performance of the Consulting Services in the Consulting Field shall become and remain the exclusive property of the Company and the Company shall have the right to use them for any purpose without any additional compensation to Consultant.

     10. NON-COMPETITION. (a) During the Term of this Agreement, and thereafter as long as the Company is making Royalty Payments under Section 3(b) at the rate of $300,000 per quarter, the Consultant agrees that he will not anywhere in the world engage, either directly or indirectly, individually or as an owner, partner, joint venturer, employee, officer, director, stockholder, consultant, independent contractor or lender of or to any corporation, holding company or other business entity which is in or competes with the Business. Notwithstanding the foregoing, the Consultant may own five (5%) percent of the securities of any business in competition with the Business which securities are regularly traded on a public exchange, provided that any such ownership shall not result in the Consultant becoming a record or beneficial owner at any time of more than five (5%) percent of equity securities of said business entity.

     (b) The Consultant shall not during the Term of this Agreement employ and for five years thereafter, retain or arrange to have any other person or entity employ or retain any person who was employed by Company or any of its affiliated companies having an annual compensation of at least U.S. $50,000 per annum during the Term of this Agreement unless approved by the Company in writing, which approval will not be unreasonably withheld.

     (c) If any provision of this Section is held to be unenforceable because of the scope, duration or area of its applicability or otherwise, the legal entity making that determination will have the power to modify the scope, duration or area, or all of them, and the provision will then apply in its modified form.

     11. TERMINATION. (a) This Agreement shall terminate upon expiration of the Term, except (i) that the Company shall continue to be obligated to make Royalty Payments thereafter if required under Section 3(b) and Consultant shall remain subject thereafter to the provisions of Section 10 for so long as the Company is making Royalty Payments under Section 3(b) at the rate of at least $300,000 per quarter. In addition, following such termination the Consultant shall be obligated to comply with any nondisclosure obligations applicable to Consultant under law or under this Agreement, including without limitation those in sections 8 and 9 above, and to return all of the Company's property, including, without limitation, any proprietary or confidential information of the Company or of third parties obtained by Consultant from the Company and property described in section 9 above.

     (b) Consultant may terminate this Agreement following thirty (30) days written notice of a material default in the performance of the Company's obligations under this Agreement, provided that such default has not been cured during such thirty (30) day period, in which event the Company shall remain liable to make Royalty Payments pursuant to Section 3(b).

     12. NO CONFLICTS. Consultant represents and warrants to the Company that performance of Consultant's obligations under this Agreement does not and will not violate any written or oral contract, agreement, or court order by which Consultant is bound and Consultant covenants not to create such a violation during the Term of this Agreement including, without limitation, such violation created by using any information belonging to any third party, that would be characterized as Proprietary Information if such information belonged to the Company.

     13. SEVERABILITY. Should any provision of this Agreement be held by a court of competent jurisdiction to be unenforceable, or enforceable only if modified, such holding shall not affect the validity of the remainder of this Agreement, which shall continue to be binding upon the parties hereto. The parties further agree that any such court is expressly authorized to modify any such unenforceable provision of this Agreement in lieu of severing the unenforceable provisions from this Agreement in its entirety, whether by rewriting the offending provision, adding additional language to this Agreement or making such other modifications as the court deems warranted to carry out the agreement of the parties. The parties expressly agree that this Agreement as so modified by the court shall be binding upon and enforceable against each of them.

     14. ARBITRATION. Notwithstanding the fact that the parties shall be entitled to equitable relief in order to enforce certain provisions hereunder (e.g., temporary restraining orders or injunctive relief), any dispute, controversy or claim arising out of or relating to this Agreement, or the breach hereof, shall be settled by arbitration in accordance with the "Commercial Arbitration Rules" of the American Arbitration Association in effect on the date of this Agreement, except as varied below. The site of any such arbitration shall be Los Angeles, California and any award shall be deemed to be a Los Angeles, California award. There shall be a single arbitrator who shall be admitted to practice law in California, with no less than ten (10) years experience in the handling of commercial or corporate matters or disputes. The arbitrator shall render a written decision stating his reasons therefor, and shall render an award within six (6) months of the request for arbitration, and such award shall be final and binding upon both parties. Judgment upon the award rendered by the arbitrator may be entered in any court of competent jurisdiction in any state of the United States or country or application may be made to such court for a judicial acceptance of the award and an enforcement, as the law of such jurisdiction may require or allow. The substantive law to be applied to any case determined pursuant to this Section 13 is that of the State of California. The expense of arbitration shall be borne by the respective parties except to the extent that the arbitrators shall determine that the entire expense shall be borne by a single party.

     15. GENERAL PROVISIONS.

     (a) Waiver of any provision of this agreement, in whole or in part, in any one instance shall not constitute a waiver of any other provision in the same instance, nor any waiver of the same provision in another instance, but each provision shall continue in full force and effect with respect to any other then-existing or subsequent breach.

     (b) Any notice required or permitted under this agreement shall be given in writing by delivery in hand or by postage prepaid, registered or certified mail, return receipt requested to the parties at their respective addresses specified in the Asset Purchase Agreement, or at such other address for a party as that party may specify by notice. Notice shall be effective upon receipt.

     (c) This agreement: (i) may be executed in any number of counterparts, each of which, when executed by both parties to this agreement shall be deemed to be an original, and all of which counterparts together shall constitute one and the same instrument; (ii) shall be governed by and construed under the laws of the State of California applicable to contracts made, accepted, and performed wholly within California, without application of principles of conflicts of laws; (iii) constitutes the entire agreement of the parties with respect to its subject matter, superseding all prior oral and written communications, proposals, negotiations, representations, understandings, courses of dealing, agreements, contracts, and the like between the parties in such respect; (iv) may be amended, modified, or terminated, and any right under this agreement may be waived in whole or in part, only by a writing signed by both parties; (v) contains headings only for convenience, which headings do not form part, and shall not be used in construction, of this agreement; (vi) shall bind and inure to the benefit of the parties and their respective legal representatives, successors and permitted assigns; and (vii) is not intended to inure to the benefit of any third-party beneficiaries.

     (d) The obligations imposed by this agreement are unique. Breach of any of such obligations would injure the parties to this agreement; such injury is likely to be difficult to measure; and monetary damages, even if ascertainable, are likely to be inadequate compensation for such injury. Therefore, the parties to this agreement acknowledge and agree that protection of the respective interests in this agreement would require equitable relief, including specific performance and injunctive relief, in addition to any other remedy or remedies that the parties may have at law or under this agreement, including, without limitation, entitlement to reimbursement by the breaching party or parties of the legal fees and expenses of the injured party or parties prevailing in any such suit.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                              BACOU USA SAFETY, INC.


                              By: /s/ Walter Stepan
                                  ---------------------------------
                              Name:  Walter Stepan
                              Title: Chairman, President and
                                     Chief Executive Officer


                              By: /s/ Philip B. Barr, Jr.
                                  ---------------------------------
                              Name:  Philip B. Barr, Jr.
                              Title: Vice Chairman, Secretary and Treasurer


                              /s/ Howard S. Leight
                              -------------------------------------
                              Howard S. Leight



                              Acknowledged and Agreed solely with respect to
                              Section 2(b) and 3(c):

                              BACOU USA, INC.


                              By: /s/ Walter Stepan
                                  ----------------------------------
                              Name:   Walter Stepan
                              Title:  Vice Chairman, President and
                                      Chief Executive Officer


                              By: /s/ Philip B. Barr, Jr.
                                  ----------------------------------
                              Name:   Philip B. Barr, Jr.
                              Title:  Executive Vice President, Chief Financial
                                      Officer, Secretary and Treasurer